Exhibit (j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2011, relating to the financial statements and financial highlights which appear in the December 31, 2010 Annual Reports to Shareholders of John Hancock Funds II Lifestyle Aggressive Portfolio, John Hancock Funds II Lifestyle Balanced Portfolio, John Hancock Funds II Lifestyle Conservative Portfolio, John Hancock Funds II Lifestyle Growth Portfolio, John Hancock Funds II Lifestyle Moderate Portfolio, John Hancock Funds II Retirement Distribution Portfolio and John Hancock Funds II Retirement Rising Distribution Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts April 25, 2011